Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of TXO Energy Partners L.P. (formerly known as MorningStar Partners L.P.) , incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

March 31, 2023